CHASE



                    SUBSERVICER COMPLIANCE STATEMENT


RE: CMLTI 2006-HE1: The Pooling and Servicing Agreement by and among Option One Mortgage Corporation as Servicer, Citigroup Mortgage Loan Trust Inc. as Depositor, Citibank, N.A. as Trustee Administrator, U.S. Bank National Association as Trustee, Wells Fargo Bank Minnesota as Servicer, Clayton Fixed Income Services as Credit Risk Manager, Citibank West, FSB as Custodian, and JPMorgan Chase Bank NA as Servicer (the "Agreement")

The undersigned, each a duly authorized officer of Chase Home Finance LLC ("CHF"), do hereby certify that:

                 (1)   CHF is a Subservicer under the Agreement

                 (2) A review of the activities of CHF during the calendar year ending December 31, 2006 and of the performance of CHF under the Agreement has been made under our supervision; and

                 (3) To the best of our knowledge, based on such review, CHF has fulfilled all its obligations under the Agreement in all material respects throughout such year.

Capitalized terms used but not defined herein shall have the meanings assigned in the Agreement.


Date: 02/28/2007
                               Chase Home Finance LLC,
                               as Subservicer

                               By:/s/ Kim Greaves
                               --------------------------------------
                               Name: Kim Greaves
                               Title: Senior Vice President
                               Servicing Manager


                               By:/s/ Jim Miller
                               --------------------------------------
                               Name: Jim Miller
                               Title: Senior Vice President
                                      Default Servicing Manager